Exhibit 99.1


                                                          Contact:  Troy D. Cook
                                                                  Executive Vice
                                                           President Finance and
                                                         Chief Financial Officer
                                                                  (913) 327-3109

FOR IMMEDIATE RELEASE

           NPC INTERNATIONAL, INC. ANNOUNCES AGREEMENT TO ACQUIRE 59
                       PIZZA HUT UNITS FROM A FRANCHISEE
      Acquisition represents a 7% increase in NPC operated Pizza Hut units

      OVERLAND PARK, KANSAS, (FEBRUARY 12, 2007) - Consistent with NPC International, Inc.'s objective to continue growth in the Pizza Hut system, the Company announced today that it had signed an asset purchase agreement with Pizza Hut of Idaho, Inc.; Rocky Mountain Pizza Huts, Inc.; Northwest Restaurant Group, Inc.; and Northern Idaho Pizza Huts, Inc. to acquire 59 Pizza Hut units located primarily in Idaho and the Spokane Valley for $27.1 Million. According to information provided to NPC, the 51 restaurants, 6 delivery/carryout units and 2 express units generated $46.7 million in sales during the 52 weeks ended December 2006. Forty of these stores are located throughout Idaho, 4 in eastern Oregon and 15 in Washington, primarily in the Spokane Valley. Forty-Four of these locations will be leased from the sellers on certain agreed upon terms and 15 locations will be leased from unrelated third parties.

      The transaction will be funded by approximately $16 million of available cash reserves and borrowings on the Company's $75 million revolving credit facility. NPC expects the acquisition to close in Mid-March 2007. Consummation of the transaction is subject to approval by Pizza Hut, Inc. and other customary consents and approvals.

      Jim Schwartz, Chairman and CEO of NPC International, Inc. said, "We are truly excited about this acquisition due in large part to the high quality restaurant teams that operate in these markets and the opportunity for future organic growth in the high growth markets of Idaho and the Spokane Valley. In addition, this acquisition, when combined with the 26 stores we currently operate in Portland, Oregon will provide us the critical mass to leverage our above store support infrastructure and a beachhead for additional growth through acquisition in the rapidly growing mountain states."

      NPC International, Inc. is the world's largest Pizza Hut franchisee and operates 815 Pizza Hut restaurants and delivery/carryout units in 23 states.

      For more information contact Troy D. Cook, Executive Vice President of Finance and Chief Financial Officer, NPC International, Inc., 7300 West 129th St, Overland Park, Kansas, 66213, Telephone Number: (913) 327-3109.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Any statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These may include statements regarding NPC's or management's intentions, expectations, or predictions of future performance. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. NPC's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including competition in the quick service restaurant market; changes in economic, market and other conditions; changes in food, labor and other costs; changes in discretionary spending patterns of consumers; the ability of NPC and other parties to acquisition transactions to satisfy the conditions to the closing of such acquisitions; and other factors. These risks and other risks are described in NPC's filings with the Securities and Exchange Commission, including NPC's Registration Statement on Form S-4, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.


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